                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1995, with respect to the consolidated financial statements of E-Systems, Inc. and Subsidiaries incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Raytheon Company and Subsidiaries Consolidated for the registration of $1.5 billion of Offered Securities, as defined in the Registration Statement.

                                            ERNST & YOUNG LLP

Dallas, Texas
June 23, 1995